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                           OFFER TO PURCHASE FOR CASH
          UP TO 10,678,792 OUTSTANDING SHARES OF SERIES A COMMON STOCK

                                       OF

                             THE PRESLEY COMPANIES
                                       AT

                              $0.655 NET PER SHARE
                                       BY

                                  WILLIAM LYON
                                      AND

                                WILLIAM H. LYON

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 5, 1999, UNLESS THE OFFER IS EXTENDED. WILLIAM LYON AND WILLIAM H. LYON (COLLECTIVELY, THE "PURCHASERS") HAVE AGREED, UNDER CERTAIN CIRCUMSTANCES AND SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER, TO EXTEND THE OFFER FROM TIME TO TIME UNTIL THE CLOSING OF THE ACQUISITION (AS DEFINED IN THE OFFER TO PURCHASE).

                                                                 October 7, 1999

To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

     We have been appointed by William Lyon, an individual, and William H. Lyon, an individual (together, the "Purchasers"), to act as Information Agent in connection with the Purchasers' offer to purchase up to 10,678,972 shares (subject to adjustment as provided in the Offer to Purchase) of the Series A Common Stock, par value $.01 per share (the "Series A Shares"), of The Presley Companies, a Delaware corporation (the "Company"), at a price of $0.655 per Series A Share, net to the tendering stockholder in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Purchasers' Offer to Purchase, dated October 7, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Series A Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Series A Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. The Offer to Purchase dated October 7, 1999;

          2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

          3. Notice of Guaranteed Delivery to be used to accept the Offer if Series A Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase);

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Series A Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer; and

          5. Solicitation/Recommendation Statement on Schedule 14D-9 issued by the Company.

     The Company has advised the Purchasers that it expects to distribute in a separate mailing to holders of record of the Company's Common Stock as of September 15, 1999 a Proxy Statement/Prospectus with respect to the Merger (as defined in the Offer to Purchase).

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchasers will be deemed to have accepted for payment, and will pay for, the Series A Shares validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), up to a maximum of 10,678,792 Series A Shares, as, if and when the Purchasers give oral or written notice to the Depositary of the Purchasers' acceptance of such Series A Shares for payment pursuant to the Offer. In the event that more than 10,678,972 Series A
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Shares are validly tendered and not withdrawn as of the Expiration Date, the
Purchasers will accept for payment, and thereby purchase, Series A Shares on a pro rata basis (adjusted downward to avoid acceptance for payment of fractional shares) upon the terms and subject to the conditions of the Offer. In all cases, payment for Series A Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Series A Shares (or timely confirmation of a book-entry transfer of such Series A Shares into the Depositary's account at The Depository Trust Company) pursuant to the procedures set forth in Sections 2 and 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal.

     The Purchasers will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent and the Depositary) in connection with the solicitation of tenders of Series A Shares pursuant to the Offer. The Purchasers will, however, upon request, reimburse you for reasonable and customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. The Purchasers will pay any stock transfer taxes incident to the transfer to them of validly tendered Series A Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 5, 1999, UNLESS THE OFFER IS EXTENDED. THE PURCHASERS HAVE AGREED, UNDER CERTAIN CIRCUMSTANCES AND SUBJECT TO THE TERMS AND CONDITIONS OF THE OFFER, TO EXTEND THE OFFER FROM TIME TO TIME UNTIL THE CLOSING OF THE ACQUISITION (AS DEFINED IN THE OFFER TO PURCHASE).

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, and certificates evidencing the tendered Series A Shares (or an "Agent's Message" in connection with a book-entry delivery of Series A Shares), should be delivered to the Depositary by 12:00 midnight, New York City time, on Friday, November 5, 1999, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Series A Shares wish to tender Series A Shares, but it is impracticable for them to forward their certificates evidencing Series A Shares or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned, as Information Agent, at the address and telephone number set forth below and on the back cover of the Offer to Purchase.

                                        Very truly yours,

                                        ChaseMellon Consulting Services,
                                        L.L.C.
                                         as Information Agent
                                        450 West 33rd Street
                                        14th Floor
                                        New York, New York 10001
                                        Telephone: (888) 566-9474

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PURCHASERS, THE COMPANY, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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